SYNERGY TECHNOLOGIES CORPORATION
335 - 25 Street S.E.
Calgary, Alberta, T2A 7H8
Phone: (403) 269-2274 Fax: (403) 290-1257

Board of Directors
Synergy Technologies Corporation
335 25th Street, S.E.
Calgary, Alberta T2A 7H8

Re: Registration Statement on Form SB-2
Offering of Securities by Selling Security Holders
 Dear Board Members:

I have acted as counsel to Synergy Technologies Corporation, a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Securities Act"), of certain shares of the Company's common stock, $0.002 par value (the "Common Stock"), as described below. A registration statement on Form SB-2 (SEC File No. 333-47876) was filed by the Company with the Securities and Exchange Commission on October 13, 2000 (the "Registration Statement"); Amendment No. 1 thereto was filed on January 2, 2000; Amendment No. 2 was filed on January 29, 2001; and Amendment No. 3 was filed on February 12, 2001. This opinion is being filed with such Amendment No. 3.

The Registration Statement seeks the registration of the following shares of the Common Stock:

a. 963,000 existing shares (the "Shares");
b. 750,000 shares of the Common Stock (the "Convertible Shares") which are issuable upon the conversion of the Company's convertible promissory notes (the "Notes");
c. 789,666 shares of the Common Stock issuable upon the exercise of existing warrants (the "Warrant Shares"); and
d. 1,669,332 shares of the Common Stock issuable upon the exercise of warrants that are to be issued upon issuance of the Convertible Shares (the "Convertible Warrant Shares").

The above-described shares of Common Stock are to be offered to the public by certain of the Company's security holders identified in the Company's Registration Statement.

In connection with rendering this opinion I have examined executed copies of the Registration Statement and all exhibits thereto and Amendments No. 1, 2 and 3 and all exhibits thereto. I have also examined and relied upon the original, or copies certified to my satisfaction, of (i) the Articles of Incorporation and the By-laws of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares, the Notes, the Convertible Shares, the Warrant Shares, and the Convertible Warrant Shares and related matters, and (iii) such other agreements and instruments relating to the Company as I deemed necessary or appropriate for purposes of the opinion expressed herein. In rendering such opinion, I have made such further investigation and inquiries relevant to the transaction contemplated by the Registration Statement as I have deemed necessary for the opinion expressed herein, and I have relied, to the extent I deemed reasonable, on certificates and certain other information provided to me by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge.

Furthermore, in rendering my opinion, I have assumed that the signatures on all documents examined by me are genuine, that all documents and corporate record books submitted to me as originals are accurate and complete, and that all documents submitted to me are true, correct and complete copies of the originals thereof.

Based upon the foregoing, I am of the opinion that the the Shares, the Warrant Shares issuable upon the exercise of the Warrants, the Convertible Shares issuable upon conversion of the applicable Promissory Notes and the Convertible Warrant Shares issuable upon the conversion of the applicable Promissory Notes and the exercise of the Warrants issued upon such conversion, as described in the Registration Statement, have each been duly authorized for issuance and sale. I am further of the opinion that and the Shares are validly issued, fully paid and non-assessable and that the Convertible Shares, the Warrant Shares and the Convertible Warrant Shares all when issued by the Company as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

I hereby consent to the reference to my name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/W. Scott Lawler
Signed By: W. Scott Lawler, Esq.